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                                                                      EXHIBIT 21



                  List of Subsidiaries of CN Biosciences, Inc.


Subsidiary                                     Jurisdiction of Incorporation or Organization
- ----------                                     ---------------------------------------------

Calbiochem-Novabiochem Corporation             California
  Calbiochem-Novabiochem PTY Limited           Australia
  Calbiochem-Novabiochem Japan Limited         Japan

Calbiochem-Novabiochem GmbH                    Germany

Calbiochem-Novabiochem (UK) Limited            United Kingdom

Calbiochem-Novabiochem AG                      Switzerland
  Clinalfa AG                                  Switzerland